EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Darden Restaurants, Inc.:

We consent to the incorporation by reference in the registration statements on Form S-3 (Nos. 333-93854, 333-41350, 333-127046 and 333-146582) and on Form S-8 (Nos. 333-57410, 333-91579, 333-69037, 333-105056, 333-106278, 333-124363, 333-122560, 333-141651, 333-148260, 333-146464 and 333-156557) of Darden Restaurants, Inc. of our reports dated July 23, 2010, with respect to the consolidated balance sheets of Darden Restaurants, Inc. and subsidiaries as of May 30, 2010 and May 31, 2009, and the related consolidated statements of earnings, changes in stockholders’ equity and accumulated other comprehensive income (loss), and cash flows for each of the years in the three-year period ended May 30, 2010 and the effectiveness of internal control over financial reporting as of May 30, 2010, which reports are included in the 2010 Annual Report to Shareholders included as an exhibit to this annual report on Form 10-K of Darden Restaurants, Inc.

/s/ KPMG LLP

Orlando, Florida

July 23, 2010

Certified Public Accountants